Exhibit 5.2

355 South Grand Avenue, Suite 100 Los Angeles, California 90071-1560 Tel: +1.213.485.1234 Fax: +1.213.891.8763 www.lw.com
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February 20, 2025

Peakstone Realty Trust
1520 E. Grand Avenue
El Segundo, California 90245

PKST OP, L.P.
1520 E. Grand Avenue
El Segundo, California 90245

Re:          Post-Effective Amendment No. 1 to the Registration Statement on Form S-3

To the addressees set forth above:

We have acted as special counsel to Peakstone Realty Trust, a Maryland real estate investment trust (the “Company”), and PKST OP, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with their filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment No. 1 to the registration statement on Form S-3 filed by the Company on August 8, 2023 (Registration No. 333-273803) (as amended, the “Registration Statement”), including a base prospectus dated February 20, 2025 (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company or the Operating Partnership, as applicable, of up to $500,000,000.00 aggregate offering amount of (i) shares of beneficial interest of the Company, which are designated as common shares at $0.001 par value per share (“Common Shares”), (ii) shares of one or more series of beneficial interests of the Company, which are designated as preferred shares at $0.001 par value per share (“Preferred Shares”), (iii) one or more series of the Company’s debt securities (the “Company Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee (a form of which is included as Exhibit 4.4 to the Registration Statement), and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Company Debt Securities, the “Company Indenture”), (iv) depositary shares of the Company (“Depositary Shares”), (v) warrants to purchase Common Shares, Preferred Shares or Depositary Shares (“Warrants”), (vi) units consisting of two or more constituent securities of the Company (“Units”), (vii) purchase contracts (“Purchase Contracts”), (viii) one or more series of the Operating Partnership’s debt securities (the “OP Debt Securities”) to be issued under an indenture to be entered into between the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (a form of which is included as Exhibit 4.3 to the Registration Statement), and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of OP Debt Securities, the “OP Indenture”), and (ix) guarantees of the OP Debt Securities (the “Guarantees”) pursuant to the OP Indenture. The Common Shares, Preferred Shares, Depositary Shares, Warrants, Units, Purchase Contracts, Company Debt Securities, OP Debt Securities and Guarantees, plus any additional Common Shares, Preferred Shares, Depositary Shares, Warrants, Units, Purchase Contracts, Company Debt Securities, OP Debt Securities and Guarantees that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

February 20, 2025

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Operating Partnership and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues pertaining to Maryland law, including the validity of the Common Shares and Preferred Shares and the due authorization of the Securities by the Company, are addressed in the opinion of Venable LLP, which has been separately provided to you.  We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.          When the applicable deposit agreement has been duly authorized, executed and delivered by all necessary trust action of the Company, and when the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the terms of the applicable deposit agreement and authorized by all necessary trust action of the Company, and such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable deposit agreement and in the manner contemplated by the applicable Prospectus and by such trust action (assuming the underlying securities have been validly issued and deposited with the depositary), such Depositary Shares will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

February 20, 2025

2.          When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary trust action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary trust action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such trust action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary trust action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.          When the applicable purchase contract agreement has been duly authorized, executed and delivered by all necessary trust action of the Company, and when the specific terms of a particular issue of Purchase Contracts have been duly authorized in accordance with the terms of the applicable purchase contract agreement and authorized by all necessary trust action of the Company, and such Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable purchase contract agreement and in the manner contemplated by the applicable Prospectus and by such trust action (assuming the securities issuable under such Purchase Contracts have been duly authorized and reserved for issuance by all necessary trust action), such Purchase Contracts will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.          When the applicable unit agreement has been duly authorized, executed and delivered by all necessary trust action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary trust action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such trust action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary trust action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.          When the applicable Company Indenture has been duly authorized, executed and delivered by all necessary trust action of the Company, and when the specific terms of a particular series of Company Debt Securities have been duly established in accordance with the terms of the applicable Company Indenture and authorized by all necessary trust action of the Company, and such Company Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Company Indenture and in the manner contemplated by the applicable Prospectus and by such trust action, as applicable, such Company Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

February 20, 2025

6.          When the applicable OP Indenture has been duly authorized, executed and delivered by all necessary limited partnership action of the Operating Partnership and trust action of the Company, and when the specific terms of a particular series of OP Debt Securities have been duly established in accordance with the terms of the applicable OP Indenture and authorized by all necessary limited partnership action of the Operating Partnership, and such OP Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor, and when the Guarantees of such OP Debt Securities have been duly authorized by all necessary trust action of the Company and duly executed and delivered by the Company in accordance with the terms of the applicable OP Indenture and, in each case, in accordance with the terms of the applicable OP Indenture in the manner contemplated by the applicable Prospectus and by such limited partnership and trust action, as applicable, such OP Debt Securities and Guarantees will be the legally valid and binding obligations of the Operating Partnership and the Company, respectively, enforceable against the Operating Partnership and the Company in accordance with their respective terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides and (q) the severability, if invalid, of provisions to the foregoing effect.

February 20, 2025

With your consent, we have assumed that (a) each of the Depositary Shares, Warrants, Purchase Contracts, Units, Company Debt Securities, OP Debt Securities and Guarantees and the deposit agreements, warrant agreements, purchase contract agreements, unit agreements, the Company Indenture and OP Indenture governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Operating Partnership and the Company, as applicable, enforceable against each of them in accordance with their respective terms and (d) the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely, /s/ Latham & Watkins LLP